Exhibit 10. 10. 3

NONQUALIFIED STOCK OPTION AGREEMENT

UNDER THE

BENEFICIENT

2023 LONG-TERM INCENTIVE PLAN

1.    Grant of Option. Pursuant to the Beneficient 2023 Long-Term Incentive Plan (the “Plan”) for key employees, outside directors, and contractors of Beneficient, a Nevada corporation (the “Company”) and its Subsidiaries, the Company hereby grants to

(the “Participant”)

an option (the “Stock Option”) to purchase a total of                      full shares of Common Stock of the Company (the “Optioned Shares”) at an “Option Price” equal to $         per share (being the Fair Market Value per share of the Common Stock on the Date of Grant), subject to the terms and conditions of the Plan and this Nonqualified Stock Option Agreement (this “Agreement”). The “Date of Grant” of this Stock Option is                     , 20        . The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the tenth (10th) anniversary of the Date of Grant, unless terminated earlier in accordance with Section 3.b below. The Stock Option is a Nonqualified Stock Option that is intended to comply with the provisions governing nonqualified stock options under the final Treasury Regulations issued on April 17, 2007, in order to exempt this Stock Option from application of Section 409A of the Code.

2.    Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan, except as otherwise expressly provided herein. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3.    Vesting; Time of Exercise; Forfeiture. Optioned Shares which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Options.” All other Optioned Shares are collectively referred to herein as “Unvested Options.” The Participant shall be eligible to receive shares of Common Stock with respect to the Optioned Shares in accordance with Section 4 below.

a.    Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Optioned Shares shall be vested and the Stock Option shall be exercisable as follows: (i) 20% of the Optioned Shares (rounded down for any fractional shares) shall vest and become exercisable on the Date of Grant; (ii) 20% of the Optioned Shares (rounded down for any fractional shares) shall vest and become exercisable on each of the first, second, and third anniversaries of the Date of Grant; and (iii) the remaining Unvested Options shall vest on the fourth anniversary of the Date of Grant; provided that, on each event described in subclauses (i), (ii), and (iii) herein, the Participant is employed by (or, if the Participant is a Contractor or Outside Director, is providing services to) the Company or its Subsidiaries on such date(s).

b.    Except as otherwise provided in this Agreement, to the extent the unexercised portion of the Stock Option relates to any Unvested Options on the date of the Participant’s Termination of Service, the Stock Option will be terminated on that date. An unexercised Stock Option that relates to Vested Options on such date will terminate at the first of the following to occur:

i.    5 p.m. on the date the Option Period terminates;

ii.    5 p.m. on the date which is twelve (12) months following the date of the Participant’s Termination of Service due to death or Total and Permanent Disability;

iii.    5 p.m. on the date which is ninety (90) days following the date of the Participant’s Termination of Service for any reason not otherwise specified in this Section 3.

c.    Except as otherwise provided by Sections 3.d and 3.e. hereof, immediately upon the Participant’s Termination of Service for any reason whatsoever, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Options.

d.    Notwithstanding the foregoing and except as otherwise provided in Section 3.f., in the event that a Change in Control occurs, then 100% of the Unvested Options shall immediately become Vested Options upon such Change in Control.

e.    Notwithstanding the foregoing, if the Participant’s employment with the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability, all Unvested Options shall immediately become Vested Options upon such termination.

f.    Notwithstanding anything to the contrary contained herein, in the event the Participant fails to comply with the Restricted Activities and Confidential Information provisions set forth in Section 3.g-h. hereof, then (i) the Optioned Shares shall immediately cease to vest as of the date of such violation, and (ii) any Vested Options that had not been exercised and any Unvested Options shall be immediately forfeited and this Agreement (other than the provisions of this Section 3.f. and the provisions of Section 3.g-i.) will be terminated on the date of such violation.

g.    Restricted Activities.

i.    General. The Participant agrees that some restrictions on the Participant’s activities during and after the Participant’s employment with the Company are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company.

ii.    Non-Competition. In consideration for the Stock Option provided to the Participant pursuant to this Agreement and the Plan, while the Participant holds the Stock Option, during the Participant’s employment and for the one year period following termination of the Participant’s employment (the “Restricted Period”), the Participant shall not perform any services as a consultant, employee, director, advisor, owner, investor or otherwise, in any geographic area in which the Company does business or is actively planning to do business and for which Participant had responsibility, provided services, or about which Participant received Confidential Information, with or for any person or entity that is engaged in a Competing Business.

iii.    Non-Solicitation. In consideration for the Stock Option provided to the Participant pursuant to this Agreement and the Plan, during the Restricted Period, neither the Participant nor any business controlled by, controlling, or under common control or ownership with the Participant, shall directly or indirectly solicit or hire any individual who is at the time of such hiring or solicitation, or who was within nine months prior to such hiring or solicitation, an employee of the Company, without the prior written consent of the Company.

h.    Confidential Information.

i.    The Participant acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Participant may develop Confidential Information for the Company or its Affiliates and that the Participant may learn of Confidential Information during the course of employment. The Participant will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any person or use, other than as required by Applicable Law, regulation or process or for the proper performance of the Participant’s duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Participant incident to the Participant’s employment or other association with the Company or any of its Affiliates. The Participant understands that this restriction shall continue to apply after the Participant’s employment terminates, regardless of the reason for such termination.

ii.    All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Participant, are the sole and exclusive property of the Company and its Affiliates. The Participant shall safeguard all Documents and shall surrender to the Company at the time the Participant’s employment terminates, or at such earlier time or times as the Company or its designee may specify, all Documents then in the Participant’s possession or control.

iii.    Notwithstanding the foregoing, nothing in this Section 3.h. shall limit the validity and enforceability of any of the Participant’s obligations under any previous non-disclosure, confidentiality or other agreements signed by the Participant (together, the “Prior Agreements”). To the extent that this Section 3.h. conflicts with any Prior Agreement, the interpretation most favorable to the Company’s protection of Confidential Information and ownership of intellectual property shall control.

iv.    Notwithstanding any other provision of this Agreement, the Participant may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over the Participant or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Participant to divulge, disclose or make accessible such information. The Participant and the Company agree that nothing in this Agreement (or any other agreement with the Company) is intended to interfere with the Participant’s right to (i) report possible violations of federal, state or local law or regulation to any governmental agency or entity charged with the enforcement of any such laws, (ii) make other disclosures that are protected under the whistleblower provisions of federal, state or local law or regulation, (iii) file a claim or charge with any state human rights commission or any other government agency or entity, or (iv) testify, assist or participate in an investigation, hearing or proceeding conducted by any state human rights commission or any other government or law enforcement agency, entity or court. In making or initiating any such reports or disclosures, the Participant need not seek the Company’s prior authorization and is not required to notify the Company of any such reports or disclosures.

v.    The Participant is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state or local government official, either directly or indirectly or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

i.    Definitions. For the purposes of this Section 3:

i.     “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the United States Securities Exchange Act of 1934, as amended.

ii.     “Competing Business” shall mean any person or entity (1) that provides private trust, lending and/or liquidity products to any alternative asset funds, including, without limitation, private equity non-traded BDCs, hedge funds, venture capital, non-traded REITs, fund of funds, leveraged buyouts, private real estate co-investments, special situations/structured credit, feeder funds, natural resources, private debt, infrastructure, alternative energy/climate solutions, infrastructure assets, or real assets (agriculture/forestry) or (2) is planning to compete with any other current or actively planned foreseeable business, product or service of the Company for which the Participant had responsibility or received Confidential Information.

iii.    “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by those with whom those entities compete or do business, or with whom they plan to compete or do business, and any and all information, publicly known in whole or in part or not, which, if disclosed would assist in competition against them. Confidential Information includes without limitation such information relating to (A) the design, development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (B) the Products, (C) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (D) the identity and special needs of the customers of the Company and its Affiliates, and (E) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

iv.    “Products” mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Participant’s employment.

4.    Exercise and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”). On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (i) cash or check, bank draft, or money order payable to the order of the Company; (ii) subject to the approval of the Committee, Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date; (iii) subject to the approval of the Committee, by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form (or, to the extent permitted by the Company, exercise instructions, which may be communicated in writing, telephonically, or electronically) together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; (iv) subject to the approval of the Committee, by requesting the Company to withhold the number of shares otherwise deliverable upon exercise of the Stock Option by the number of shares of Common Stock having an aggregate Fair Market Value equal to the aggregate Option Price at the time of exercise (i.e., a cashless net exercise); and/or (v) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option equal to the number of shares of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

Upon payment of all amounts due from the Participant, the Company shall cause the Common Stock then being purchased to be electronically registered in the Participant’s name (or the person exercising the Participant’s Stock Option in the event of the Participant’s death) promptly after the Exercise Date. The obligation of the Company to register shares of Common Stock shall, however, be subject to the condition that, if at any time the Company shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and the Participant shall forfeit the right to purchase such Optioned Shares.

5.    Who May Exercise. During the lifetime of the Participant, the Stock Option may only be exercised by the Participant or the Participant’s guardian or legal representative. If the Participant dies prior to the dates specified in Section 3.b. above, and the Participant has not exercised the Stock Option as to the maximum number of Vested Options as of the Participant’s date of death, then any individual who is entitled to receive the property of the Participant pursuant to the Applicable Laws of descent and distribution may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 3.b. above.

6.    No Rights as Stockholder. The Participant will have no rights as a stockholder with respect to any of the Optioned Shares until the electronic registration of such shares of Common Stock in the Participant’s name (the issuance of a certificate or certificates to the Participant). The Optioned Shares shall be subject to the terms and conditions of this Agreement. Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the electronic registration of such shares of Common Stock in the Participant’s name (or the issuance of certificate or certificates to the Participant). The Participant, by the Participant’s execution of this Agreement, agrees to execute any documents requested by the Company in connection with the issuance of the shares of Common Stock.

7.    No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of Common Stock shall be issued.

8.    Non-Assignability. The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

9.    Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for the Participant’s review by the Company and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

10.    Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

11.    Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with Articles 11 - 13 of the Plan.

12.    Nonqualified Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.

13.    Prospectus. A prospectus covering the shares of Common Stock offered pursuant to the Plan and registered under the Securities Act of 1933, as amended (the “Securities Act”), has been prepared by the Company (the “Prospectus”). The Prospectus summarizes and describes the material provisions of the Plan. An electronic copy of the Prospectus, the Plan, and any other documents required to be delivered to the Participant under the Securities Act or the rules and regulations promulgated thereunder (the “Plan Documents”) are available via                     . Physical copies of the Plan Documents are available upon written request. By acceptance of this Stock Option and execution of this Agreement, the Participant acknowledges and agrees that a copy of the Prospectus and the other Plan Documents have been made available and delivered to the Participant. The Participant represents that the Participant is familiar with the terms and provisions of the Prospectus and the other Plan Documents and hereby accepts the Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

14.    Voting. The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section 14 shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

15.    Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement, and to exercise all other rights existing in the party’s favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party in its or the Participant’s sole discretion may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches and no waiver of any provisions of this Agreement shall constitute a waiver of any other provision of this Agreement. The breach by one party to this Agreement shall not preclude equitable relief, injunctive relief or the enforcement of the Restricted Activities and Confidential Information provisions above. The Participant (as consideration for receiving and accepting this

Agreement) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Board or the Committee and any Subsidiary of the Company arising out of this Plan.

16.    The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Participant will not exercise the Stock Option granted hereby, and that the Company will not be obligated to register any shares of Common Stock in the Participant’s name or issue any shares of Common Stock to the Participant hereunder, if the exercise thereof or the registration and/or issuance of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 16 shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules, and regulations.

17.    Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by the Participant’s execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for the Participant’s own account and not with any intent for resale or distribution in violation of federal or state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

18.    Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Nevada (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this agreement to the laws of another state). The Participant’s sole remedy for any claim shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company.

19.    No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, or Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

20.    Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

21.    Covenants and Agreements as Independent Agreements. Each of the covenants and agreements set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

22.    Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The Parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

23.    Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

24.    Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

25.    Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties (electronically or otherwise); provided, however, that the Company may change or modify this Agreement, including, without limitation, the Option Price, without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke the Stock Option to the extent permitted by the Plan.

26.    Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

27.    Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

28.    Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.    Notice to the Company shall be addressed and delivered as follows:

Beneficient

25 North Saint Paul, Suite 4850

Dallas, Texas 75201 U.S.A.

Attn: Chief Financial Officer

Facsimile:

b.    Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

29.    Clawback. The Participant acknowledges, understands and agrees, with respect to any shares of Common Stock registered in the Participant’s name (or delivered to the Participant) pursuant to this Agreement, that such shares of Common Stock shall be subject to recovery by the Company, and the Participant shall be required to repay such compensation or shares of Common Stock, in accordance with the Company’s Compensation Adjustment and Recovery Policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s Compensation Adjustment and Recovery Policy at any time.

30.    Tax Requirements. The Participant is hereby advised to consult immediately with the Participant’s own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 30, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan and this Agreement, any federal, state, local, or other taxes required by law to be withheld in connection with this Stock Option. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Stock Option. Such payments shall be required to be made when requested by the Company and shall be required to be made prior to the registration of shares of Common Stock in the Participant’s name or delivery of any certificate representing shares of Common Stock. Such payment may be made by (a) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding obligations of the Company; (b) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (c) below) the required tax withholding payment; (c) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (d) any combination of (a), (b), or (c). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

31.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company for such purpose.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence the Participant’s consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:
BENEFICIENT

By:
Name:
Title:

PARTICIPANT:

Signature
Name:
Address: